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                                 FIRST AMENDMENT

         FIRST AMENDMENT (this "Amendment"), dated as of April 1, 2001, among Earle M. Jorgensen Holding Company, Inc, a Delaware corporation ("Holding"), Earle M. Jorgensen Company, a Delaware corporation (the "Borrower"), the financial institutions party thereto from time to time (the "Lenders", and each, a "Lender"), and BT Commercial Corporation, as Agent (the "Agent"). Unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.

                                   WITNESSETH:

         WHEREAS, Holding, the Borrower, the Lenders and Agent, are parties to the amended and Restated Credit Agreement, dated as of March 24, 1998 (as amended, modified or supplemented to the date hereof, the "Credit Agreement").

         WHEREAS, subject to and on the terms and conditions set forth herein, the parties hereto wish to amend the Credit Agreement as provided below.

         NOW, THEREFORE, it is agreed:

         I.    AMENDMENT TO CREDIT AGREEMENT

               A. Section 8.4 of the Credit Agreement is hereby amended by deleting the $14,000,000 set forth opposite the heading "Fiscal year beginning April 1, 2001 and ending March 31, 2002" and inserting
"$28,000,000" in lieu thereof.

         II.   MISCELLANEOUS PROVISIONS

               A. In order to induce the Lenders to enter into this Amendment, the Borrower hereby represents and warrants that:

                     1. no Default or Event of Default exists as of the Amendment Effective Date, after giving effect to this Amendment, and

                     2. all of the representations and warranties contained in the Credit Agreement as amended hereby and the other Credit Documents are true and correct in all material respects as of the Amendment Effective Date, after giving effect to this Amendment, with the same effect as though such representations and warranties had been made on and as of the Amendment Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

               B. For purposes of the Credit Documents to which the Guarantor is a party,

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by its respective signature below, the Guarantor hereby consents and agrees to the entering into of this Amendment and acknowledges and affirms that each of the Guaranty and Collateral Documents (as amended, modified or supplemented prior to the date hereof) remains in full force and effect in accordance with its terms on the date hereof and after giving effect to this Amendment. Each Credit Party hereby acknowledges and affirms that each of the Collateral Documents (as amended, modified or supplemented prior to the date hereof) remains in full force and effect in accordance with its terms on the date hereof.

               C. This Amendment is limited as specified and shall not constitute a modification, amendment or waiver of any other provision of the Credit Agreement or any other Credit Document.

               D. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

               E. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

               F. This Amendment shall become effective on the date (the "Amendment Effective Date") when the Borrower, the Guarantor, the Agent and the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Agent at its Notice Office.

               G. From and after the Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.


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